UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2018

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 1, 2018, the Company’s Annual Meeting of Stockholders was held. Matters voted on by the stockholders included: (i) election of five directors to hold office for a term of one year or until their successors are duly elected and qualified; (ii) a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay” vote); and (iii) ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2018. The results of the stockholders’ votes are reported below:

1.	With respect to the election of directors, the following directors were elected by the indicated votes:

NAME OF CANDIDATE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Terence P. Fox	5,385,980	151,805	58,396	6,868,637
Stephanie K. Kushner	5,382,467	155,049	58,665	6,868,637
David P. Reiland	5,403,993	129,263	62,925	6,868,637
Thomas A. Wagner	5,386,047	146,686	63,448	6,868,637
Cary B. Wood	5,408,044	124,370	63,767	6,868,637

2.	With respect to the non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay” vote):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,183,103	271,384	141,694	6,868,637

3.	With respect to the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2018:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,156,471	165,856	142,491	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

May 4, 2018	By:	/s/ Jason L. Bonfigt

Jason L. Bonfigt
Vice President, Chief Financial Officer
(Principal Financial Officer)